                                                                     Exhibit 7.2


                                     ARNIE GELLER




October 21, 1998



George Tulloch      (212) 482-1912
Allan H. Carlin     (212) 482-1912
Kurt Hothorn        (203) 531-4657
Diane Carlin        (212) 482-1912
D. Michael Harris   (813) 254-2047
G. Michael Harris   (727) 585-6078
Cheryl Hothorn      (203) 531-4657
Anne A. Hill        (404) 262-7224
Shirley A. Hill     (404) 262-7224
James A. Hill       (404) 262-7224
Titanic Ventures Limited Partnership    (212) 482-1912
Westgate Entertainment Corp.            (818) 238-0016


Dear Fellow Shareholders:

I am writing to inform each of you that I am no longer to be considered bound by the terms of the Voting Agreement of August 22, 1997 and any amendment of it or any successor agreement. Furthermore, any proxy (including the one dated March 1,1997 in favor of George Tulloch) or consent which I may have granted in connection with the Voting Agreement or otherwise is hereby revoked and is null and void. I have come to this difficult conclusion based upon, among other reasons, a complete lack or failure of consideration for my entering into the Voting Agreement.

As specifically stated in Item 4 of the Schedule 13D filed with the Securities and Exchange Commission in regard to the Voting Agreement, the purpose of the Voting Agreement was to assure the service of a qualified, competent Board of Directors of RMS Titantic, Inc. As you are each aware, this purpose, which was the consideration for each party to enter into the Voting Agreement, has not been satisfied. The complete lack and failure of consideration for

October 21, 1998
Page 2



the Voting Agreement results from the failure of George Tulloch and Allan Carlin to file with the Securities and Exchange Commission and distribute to the corporation's shareholders, as required by agreement and law, any Information Statement which is a prerequisite to the implementation of a qualified, competent Board that will help ensure shareholder value.

Further, I believe that the Voting Agreement and any proxy which each of you has granted thereunder are also unenforceable against each of you and that the Voting Agreement is not in effect. You may each come to your own separate conclusion on this point.

In furtherance of the foregoing and as a result of my concerns regarding potential liability as a director designee and my belief the corporation is failing to conduct its administrative duties in a lawful fashion, I am withdrawing as a nominee to serve on the Board of Directors. I also intend to file with the Securities and Exchange Commission an amendment to the Schedule 13D to the effect of all of the foregoing.

While it is a great personal disappointment to me that events have gotten to this point, I feel that I have no other alternative but to take this action.

Thank you for your attention to this matter.

Very truly yours,


/s/ Arnie Geller
------------------------------
    Arnie Geller

                                  G. MICHAEL HARRIS





October 23, 1998



George Tulloch      (212) 482-1912
Allan H. Carlin     (212) 482-1912
Kurt Hothorn        (203) 531-4657
Diane Carlin        (212) 482-1912
D. Michael Harris   (813) 254-2047
Arnie Geller        (404) 262-7228
Cheryl Hothorn      (203) 531-4657
Anne A. Hill        (404) 262-7224
Shirley A. Hill     (404) 262-7224
James A. Hill       (404) 262-7224
Titanic Ventures Limited Partnership    (212) 482-1912
Westgate Entertainment Corp.            (818) 238-0016


Dear Fellow Shareholders:

I am in receipt of Arnie Geller's letter of October 21,1998 regarding the Voting Agreement of August 22, 1997. In connection with such letter, I am hereby writing to confirm that I am in agreement with Arnie's conclusions and to inform each of you that I am no longer to be considered bound by the terms of the Voting Agreement of August 22, 1997 and any amendment of it or any successor agreement. Furthermore, any proxy or consent which I may have granted in connection with the Voting Agreement or otherwise is hereby revoked and is null and void.

In furtherance of the foregoing and as a result of my own concerns regarding potential liability as a director designee and my belief that the corporation is failing to conduct its administrative duties in a lawful fashion, I wish to re-confirm my withdrawal as a nominee to serve on the Board of Directors as set out in my prior correspondence to George Tulloch. I also intend to

October 23, 1998
Page



file with the Securities and Exchange Commission an amendment to the Schedule 13D to the effect of all of the foregoing.

Thank you for your attention to this matter.

Very truly yours,


/s/ G. Michael Harris
-----------------------------
    G. Michael Harris

                                  D. MICHAEL HARRIS




October 23, 1998



George Tulloch      (212) 482-1912
Allan H. Carlin     (212) 482-1912
Kurt Hothorn        (203) 531-4657
Diane Carlin        (212) 482-1912
G. Michael Harris   (727) 585-6078
Arnie Geller        (404) 262-7228
Cheryl Hothorn      (203) 531-4657
Anne A. Hill        (404) 262-7224
Shirley A. Hill     (404) 262-7224
James A. Hill       (404) 262-7224
Titanic Ventures Limited Partnership    (212) 482-1912
Westgate Entertainment Corp.            (818) 238-0016


Dear Fellow Shareholders:

I am in receipt of Arnie Geller's letter of October 21,1998 regarding the Voting Agreement of August 22, 1997. In connection with such letter, I am hereby writing to confirm that I am in agreement with Arnie's conclusions and to inform each of you that I am no longer to be considered bound by the terms of the Voting Agreement of August 22, 1997 and any amendment of it or any successor agreement. Furthermore, any proxy or consent which I may have granted in connection with the Voting Agreement or otherwise is hereby revoked and is null and void. I also intend to file with the Securities and Exchange Commission an amendment to the Schedule 13D to the effect of all of the foregoing.

Thank you for your attention to this matter.

Very truly yours,


/s/ D. Michael Harris
------------------------------
    D. Michael Harris

                                      ANNE HILL




October 23, 1998



George Tulloch      (212) 482-1912
Allan H. Carlin     (212) 482-1912
Kurt Hothorn        (203) 531-4657
Diane Carlin        (212) 482-1912
D. Michael Harris   (813) 254-2047
G. Michael Harris   (727) 585-6078
Arnie Geller        (404) 262-7228
Cheryl Hothorn      (203) 531-4657
Shirley A. Hill     (404) 262-7224
James A. Hill       (404) 262-7224
Titanic Ventures Limited Partnership    (212) 482-1912
Westgate Entertainment Corp.            (818) 238-0016


Dear Fellow Shareholders:

I am in receipt of Arnie Geller's letter of October 21,1998 regarding the Voting Agreement of August 22, 1997. In connection with such letter, I am hereby writing to confirm that I am in agreement with Arnie's conclusions and to inform each of you that I am no longer to be considered bound by the terms of the Voting Agreement of August 22, 1997 and any amendment of it or any successor agreement. Furthermore, any proxy or consent which I may have granted in connection with the Voting Agreement or otherwise is hereby revoked and is null and void. I also intend to file with the Securities and Exchange Commission an amendment to the Schedule 13D to the effect of all of the foregoing.

Thank you for your attention to this matter.

Very truly yours,


/s/  Anne Hill
---------------------------
     Anne Hill

                                   SHIRLEY A. HILL



October 23, 1998



George Tulloch      (212) 482-1912
Allan H. Carlin     (212) 482-1912
Kurt Hothorn        (203) 531-4657
Diane Carlin        (212) 482-1912
D. Michael Harris   (813) 254-2047
G. Michael Harris   (727) 585-6078
Arnie Geller        (770) 541-0720
Cheryl Hothorn      (203) 531-4657
Anne A. Hill        (404) 262-7224
James A. Hill       (404) 262-7224
Titanic Ventures Limited Partnership    (212) 482-1912
Westgate Entertainment Corp.            (818) 238-0016


Dear Fellow Shareholders:

I am in receipt of Arnie Geller's letter of October 21,1998 regarding the Voting Agreement of August 22, 1997. In connection with such letter, I am hereby writing to confirm that I am in agreement with Arnie's conclusions and to inform each of you that I am no longer to be considered bound by the terms of the Voting Agreement of August 22, 1997 and any amendment of it or any successor agreement. Furthermore, any proxy or consent which I may have granted in connection with the Voting Agreement or otherwise is hereby revoked and is null and void. I also intend to file with the Securities and Exchange Commission an amendment to the Schedule 13D to the effect of all of the foregoing.

Thank you for your attention to this matter.

Very truly yours,


/s/ Shirley A. Hill
----------------------------
    Shirley A. Hill

                                    JAMES A. HILL




October 23, 1998



George Tulloch      (212) 482-1912
Allan H. Carlin     (212) 482-1912
Kurt Hothorn        (203) 531-4657
Diane Carlin        (212) 482-1912
D. Michael Harris   (813) 254-2047
G. Michael Harris   (727) 585-6078
Arnie Geller        (404) 262-7228
Cheryl Hothorn      (203) 531-4657
Anne A. Hill        (404) 262-7224
Shirley A. Hill     (404) 262-7224
Titanic Ventures Limited Partnership    (212) 482-1912
Westgate Entertainment Corp.            (818) 238-0016


Dear Fellow Shareholders:

I am in receipt of Arnie Geller's letter of October 21,1998 regarding the Voting Agreement of August 22, 1997. In connection with such letter, I am hereby writing to confirm that I am in agreement with Arnie's conclusions and to inform each of you that I am no longer to be considered bound by the terms of the Voting Agreement of August 22, 1997 and any amendment of it or any successor agreement. Furthermore, any proxy or consent which I may have granted in connection with the Voting Agreement or otherwise is hereby revoked and is null and void. I also intend to file with the Securities and Exchange Commission an amendment to the Schedule 13D to the effect of all of the foregoing.

Thank you for your attention to this matter.

Very truly yours,


/s/ James A. Hill
-----------------------------
    James A. Hill

                             WESTGATE ENTERTAINMENT CORP.




October 23, 1998



George Tulloch      (212) 482-1912
Allan H. Carlin     (212) 482-1912
Kurt Hothorn        (203) 531-4657
Diane Carlin        (212) 482-1912
D. Michael Harris   (813) 254-2047
G. Michael Harris   (727) 585-6078
Arnie Geller        (404) 262-7228
Cheryl Hothorn      (203) 531-4657
Anne A. Hill        (404) 262-7224
Shirley A. Hill     (404) 262-7224
James A. Hill       (404) 262-7224
Titanic Ventures Limited Partnership    (212) 482-1912


Dear Fellow Shareholders:

We are in receipt of Arnie Geller's letter of October 21,1998 regarding the Voting Agreement of August 22, 1997. In connection with such letter, we are hereby writing to confirm that I am in agreement with Arnie's conclusions and to inform each of you that we are no longer to be considered bound by the terms of the Voting Agreement of August 22, 1997 and any amendment of it or any successor agreement. Furthermore, any proxy or consent which we may have granted in connection with the Voting Agreement or otherwise is hereby revoked and is null and void. We also intend to file with the Securities and Exchange Commission an amendment to the Schedule 13D to the effect of all of the foregoing.

Thank you for your attention to this matter.

Very truly yours,

Westgate Entertainment Corp.


By: /s/ John Joslyn
   ----------------------------
        John Joslyn